UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2012

HOME LOAN SERVICING SOLUTIONS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-35431	98-0683664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Home Loan Servicing Solutions, Ltd.

c/o Walkers Corporate Services Limited

Walker House, 87 Mary Street

George Town, Grand Cayman

KY1-9005

Cayman Islands

Registrant’s telephone number, including area code: (345) 945-3727

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index on Page 4

Explanatory Note

On March 5, 2012, Home Loan Servicing Solutions, Ltd.™ (“HLSS” or the “Company”) completed an initial public offering (“IPO”) and a concurrent private placement of its ordinary shares from which we raised cash of $184,300 (the “Offerings”). Immediately thereafter, on March 5, 2012, we used $149,798 to acquire certain assets, net of assumed liabilities, from Ocwen Financial Corporation (the “Initial Acquisition”). The acquired assets related to mortgage servicing rights with respect to 116 pooling and servicing agreements with an aggregate unpaid principal balance (“UPB”) of approximately $15.2 billion as of March 5, 2012 (the “Initial Mortgage Servicing Rights”).

The Company included certain information as of December 31, 2011 about the assets to be acquired and the liabilities to be assumed in its final prospectus dated February 28, 2012. Because these assets do not comprise a predecessor or acquired business with financial statements, the Company is filing a statement of assets acquired and liabilities assumed in connection with the Initial Acquisition.

This Form 8-K is being filed to include the financial information referred to in Item 8.01(a), below, related to the Initial Acquisition and to provide the report of the independent registered public accountants.

Item 8.01     Other Events

(a)	Statement of Assets Acquired and Liabilities Assumed.

Attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01(a) is a Statement of Assets Acquired and Liabilities Assumed by Home Loan Servicing Solutions, Ltd. related to the Initial Acquisition at March 5, 2012 and accompanying notes thereto.

The following exhibits are filed as part of this report:

Exhibit	Description

99.1	Statement of Assets Acquired and Liabilities Assumed at March 5, 2012 and accompanying notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME LOAN SERVICING SOLUTIONS, LTD. (Registrant)

By:	/s/ James E. Lauter
James E. Lauter Senior Vice President, Chief Financial Officer and Chief Accounting Officer (On behalf of the Registrant and as its principal financial officer)

Date: May 11, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Statement of Assets Acquired and Liabilities Assumed at March 5, 2012 and accompanying notes thereto.